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                                                                   EXHIBIT 10.1
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                                                                    EXHIBIT 10.1



                            EXCHANGE AGENT AGREEMENT

        This EXCHANGE AGENT AGREEMENT (this "Agreement") dated as of October ___, 1996 between IMPSAT Corporation, a Delaware Corporation ("IMPSAT"), and The Bank of New York, a banking corporation formed under the laws of the State of [New York, United States] (the "Exchange Agent").

                              W I T N E S S E T H:

        WHEREAS, IMPSAT is offering to exchange (the "Exchange Offer") all of its outstanding 12 1/8% Senior Guaranteed Notes due 2003 (the "Old Notes"), of which an aggregate of $125,000,000 in principal amount are outstanding as of the date hereof, for an equal principal amount of newly issued 12 1/8% Senior Guaranteed Notes due 2003 (the "New Notes"), on the terms and in the manner set forth in the Prospectus, dated October ___, 1996 (the "Exchange Offer Prospectus"); and

        WHEREAS, IMPSAT wishes to appoint the Exchange Agent as its agent for the purpose of administering the Exchange Offer and the Exchange Agent wishes to accept such appointment.

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

        1. Appointment of Exchange Agent; Performance of Duties. IMPSAT hereby appoints the Exchange Agent as its agent for the exchange of its Old Notes for its New Notes, and the Exchange Agent accepts such appointment subject to the terms and conditions contained in this Agreement.

        2. Documents. IMPSAT shall provide the Exchange Agent with copies of a letter of transmittal substantially in the form of Exhibit A attached hereto (the "Letter of Transmittal"). The Exchange Agent shall request from The Depository Trust Company ("DTC") no later than the effective date of the Exchange Offer a Special Security Position Listing of all participants eligible to participate in the Exchange Offer (the "Participants") and the amount of Old Notes owned of record by each such Participant; provided, however, that
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the Exchange Agent shall not be responsible for any changes in the Participants or of the beneficial ownership of the Old Notes during the Exchange Offer. The Exchange Agent shall make copies of the Letter of Transmittal available to Holders (as such term is defined in the Letter of Transmittal) and the Participants upon requests directed to The Bank of New York, Corporate Trust Administration, 101 Barclay Street, Floor 21 West, New York, New York 10286 by registered or certified mail or by overnight courier.

        3. Exchange Agent Responsibilities. The Exchange Agent shall examine the Letters of Transmittal (or a facsimile thereof) and other documents received by it or ascertain that (a) each Letter of Transmittal is completed and duly executed in accordance with the instructions therefor and (b) any other document required by the instructions accompanying the Letters of Transmittal is completed and duly executed in accordance with such instructions. Except as otherwise provided in this Paragraph 3, Old Notes shall not be deemed to be properly tendered unless all of the foregoing requirements are met prior to the Expiration Date (as defined in the Exchange Offer Prospectus). The Exchange Agent shall take all steps as it shall deem reasonable and appropriate to cause the person tendering Old Notes pursuant to the Exchange Offer to correct any defect that exists in any Letter of Transmittal or accompanying document. In the event that the Exchange Agent is unable to cause the correction of any such defect, the Exchange Agent shall promptly send to IMPSAT any Letter of Transmittal or other document or copies thereof containing any defect therein, which in its judgment would prevent acceptance thereof, together with a request for instructions as to actions to be taken with respect thereto in accordance with Paragraph 8(f) of this Agreement. All questions with respect to the duties of the Exchange Agent under this Paragraph 3 will be determined by IMPSAT, which determination shall be final and binding for the purposes of this Agreement. IMPSAT reserves the right, if it so elects in its discretion, to waive the failure of any delivery of Old Notes, Letter of Transmittal or other document pursuant to the Exchange Offer to comply with any requirement of this Paragraph 3 of the Letter of Transmittal. IMPSAT reserves the right to terminate or, prior to the Expiration Date, amend the Exchange Offer as provided in the Exchange Offer Prospectus. If notified by IMPSAT of termination of the Exchange Offer, the Exchange Agent shall promptly return all tendered Old Notes to the tendering Holders. If notified by IMPSAT of an

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amendment of the Exchange Offer, the Exchange Agent shall follow the reasonable instruction of IMPSAT contained in such notice to the extent consistent with this Agreement. Each day upon which the Exchange Agent receives one or more Letters of Transmittal, the Exchange Agent shall provide IMPSAT with a written account of the following information: (1) the number of properly tendered Old Notes submitted that day; (2) the cumulative number of properly tendered Old Notes submitted and not properly withdrawn through such day; (3) the number of Old Notes covered by defective tenders submitted that day; (4) the number of Old Notes which are submitted that day pursuant to the guaranteed delivery procedures contained in the Letter of Transmittal; and (5) the cumulative number of Old Notes covered by uncorrected defective tenders as of such date.

        4. Acceptances and Exchange.

           (a) At any time after the Expiration Date (as defined in the Exchange Offer Prospectus), upon receiving a notice from IMPSAT directing the exchange of properly tendered Old Notes, the Exchange Agent shall, as agent of IMPSAT and subject to all the conditions of the Exchange Offer, accept for exchange all Old Notes properly tendered in accordance with this Agreement which are not properly withdrawn prior to the Expiration Date (as defined in the Exchange Offer Prospectus). Thereafter, unless notified otherwise by IMPSAT, the Exchange Agent shall continue to accept for exchange all Old Notes which are properly delivered to the Exchange Agent pursuant to Notices of Guaranteed Delivery (as defined in the Exchange Offer Prospectus) by shall not accept any other Old Notes for exchange.

           (b) Following such acceptance of Old Notes, the Exchange Agent shall promptly present all such Old Notes to the registrar with instructions to cause such Old Notes to be marked as "cancelled" in the name of IMPSAT in the appropriate registers. The Exchange Agent promptly shall notify The Bank of New York, as Registrar and Transfer Agent for the New Notes (in such capacity, the "Registrar") of (A) the names of the Holders on whose behalf Old Notes have been so presented and the number of Old Notes so presented on behalf of each and (B) the instructions for delivery of New Notes provided in the Letters of Transmittal submitted by each such Holder. The Exchange Agent shall from time to time request the Registrar to issue such New Notes as are required for delivery hereunder.

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        5. Assignees; Signatures.  If a New Note or beneficial ownership thereof is to be delivered to, or reflected on the records of the Depository Trust Company ("DTC") as belonging to, an assignee of the Holder or beneficial owner of the surrendered Old Notes, the assignee of the Holder or the beneficial owner shall pay to the Exchange Agent the amount of any transfer taxes applicable to such transfer unless satisfactory evidence of the payment of such tax, or exception therefrom, is submitted.

        The signature (or signatures, in the case of any Old Notes owned by two or more joint holders) on a Letter of Transmittal must correspond exactly with the name(s) appearing on the records of the Registrar.

        6. Records. The Exchange Agent shall maintain, on a continuing basis, in addition to the information required by Paragraphs 3 and 4 hereof, a record showing the following: (i) the names and addresses of all Holders who have tendered Old Notes for exchange and of all Holders to whom New Notes will be or have been issued or to whose DTC account New Notes will be or have been credited, (ii) the face amount of Old Notes held by each such Holder, and (iii) the face amount of Old Notes tendered by and New Notes to be issued to each such Holder. Upon the request of IMPSAT, the Exchange Agent shall provide IMPSAT with a report setting forth the information maintained pursuant to this Paragraph 6, together with such other information as may from time to time by reasonably requested.

        7. Fees. IMPSAT shall pay all reasonable out-of-pocket expenses of the Exchange Agent for postage, stationery, printing, telephone, facsimile, telex and other similar items (other than those specifically described below) and the reasonable fees and disbursements of legal counsel to the Exchange Agent incurred in rendering services hereunder at cost, pursuant to monthly invoices from the Exchange Agent. In no case, however, unless agreed to in advance by IMPSAT, shall the payment of IMPSAT of the fees and disbursements of legal counsel to the Exchange Agent exceed the sum of _________________. In addition, IMPSAT shall pay such fees as IMPSAT and the Exchange Agent may agree in writing from time to time.

        8. Limitation of Duties.  As Exchange Agent hereunder the Exchange
Agent:

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        (a)  shall have no duties or obligations other than those specifically set forth herein;

        (b) will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of any Old Notes or New Notes or any Letter of Transmittal or other document deposited with or delivered to the Exchange Agent hereunder or any signature or endorsement in connection therewith and will not be required to and will not make any representation as to their validity, value or genuineness;

        (c) shall not be obligated to take any legal action hereunder which might in the judgment of the Exchange Agent involve any expense or liability unless the Exchange Agent shall have been furnished with indemnity acceptable to it;

        (d) may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document or security delivered to the Exchange Agent without gross negligence, bad faith or without misconduct to be genuine and to have been signed by the proper party or parties;

        (e) shall not be liable for any action taken or omitted by the Exchange Agent, or any action suffered by it to be taken or omitted, without gross negligence, bad faith or willful misconduct on its part, by reason of or as a result of the administration of its duties hereunder, and it may rely on and shall be protected in acting upon the written instructions of any person reasonably believed by it to be a proper officer or representative of IMPSAT relating to the Exchange Agent's duties hereunder;

        (f) may apply to IMPSAT for written instructions with respect to any matter arising in connection with the Exchange Agent's duties and obligations arising under this Agreement, and the application by the Exchange Agent for written instructions from IMPSAT may, at the option of the Exchange Agent, set forth in writing any action proposed to be taken or omitted by the Exchange Agent with respect to its duties or obligations under this Agreement and the date or dates on or after which such action shall be taken, and the Exchange Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or

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after the date specified therein (which date shall not, without IMPSAT's consent, be less than five business days after IMPSAT is deemed to have received such application) unless, prior to taking or omitting any such action, the Exchange Agent has received written instructions from IMPSAT in response to such application specifying the action to be taken or omitted. The right conferred by this Paragraph 8(f) shall be restricted by the requirement of Paragraph 3 hereof that, with respect to defects in any Letter of Transmittal or accompanying document, the Exchange Agent shall take such steps as it shall deem reasonable and appropriate to correct the same before applying to IMPSAT under this Paragraph 8(f) for instructions; and

        (g) may consult counsel satisfactory to the Exchange Agent and IMPSAT, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

        9. Court Orders. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event the Exchange Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon them, and, if it complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even through such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

        10. Indemnification. IMPSAT agrees to indemnify the Exchange Agent and hold it harmless from and against any loss, liability or expense (including reasonable counsel fees and expenses) incurred by the Exchange Agent without gross negligence, bad faith or willful misconduct on its part arising out of or in connection with the admiration of its duties and any action taken or omitted to be taken hereunder and otherwise in connection with the Exchange Offer and against any stock transfer or other tax. The Exchange Agent agrees to


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indemnify IMPSAT and hold harmless from and against any loss, liability or expense (including reasonable counsel fees and expenses) incurred by IMPSAT as a result of gross negligence, bad faith or willful misconduct on the part of the Exchange Agent arising out of or in connection with the administration of its duties and any action taken or omitted to be taken hereunder and otherwise in connection with the Exchange Offer.

        11. Amendments. This Agreement may be amended only by an instrument in writing executed by the parties hereto or their successors and assigns.

        12. Reports; Notices. All reports, notices, applications (including applications for instructions in accordance with Paragraph 8(f) hereof) and other communications required or permitted hereunder shall be in writing and shall be deemed given when addressed and delivered by facsimile transmission (confirmed by telephone call), which delivery may be followed by delivery by hand or overnight delivery service, to the address for the party set forth below or at such other address as a party may furnish by like notice to the other parties hereto:

        If to IMPSAT:

        IMPSAT Corporation
        Alferez Pareja 256
        1107 Buenos Aires, Argentina
        Attn:  Mr. Guillermo Jofre, Vice President,
                 Finance
        Facsimile Number:  (582) 362-5030

        With a copy to:

        Arnold & Porter
        555 12th Street, N.W.
        Washington, D.C.  20004
        Attn:  Neil M. Goodman, Esq.
        Facsimile Number:  (202) 942-5999

        If to the Exchange Agent:

        The Bank of New York
        101 Barclay Street
        Floor 21 West
        New York, New York  10286
        Attn:  Corporate Trust Administration
        Facsimile Number:  (212) 571-3080





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        Delivery of a notice sent by facsimile transmission shall be deemed to be effective 24 hours after delivery has been confirmed by telephone.

        13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute but one agreement.

        14. Termination. This Agreement shall terminate on [December 31, 1996], or on such earlier date as may be agreed in a signed writing between IMPSAT and the Exchange Agent. Upon termination, copies of all information maintained by the Exchange Agent for IMPSAT under this Agreement shall be delivered to IMPSAT as soon as practicable following IMPSAT's request for such information. The right of the Exchange Agent to be reimbursed for out-of-pocket expenses as provided in Paragraph 7 and the indemnification provisions of Paragraph 10 hereof shall survive termination of this Agreement.

        15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, IMPSAT Corporation and The Bank of New York have duly executed this Agreement as of the date first set forth above.


                                              IMPSAT CORPORATION


                                              By:
                                                     -------------------------
                                              Name:
                                              Title:


                                              THE BANK OF NEW YORK


                                              By:
                                                     -------------------------
                                              Name:
                                              Title:


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